SUPPLIER AGREEMENT - CIGARS
                           ---------------------------

         This Supplier Agreement ("Agreement") is entered into this 23 day of June, 1997 between Premium Cigars International, Ltd., an Arizona corporation ("PCI") and Primadonna Cigar Company, a(n) California Corporation, ("Supplier").

                                    RECITALS
                                    --------

         WHEREAS, Supplier is engaged as a supplier of premium cigars and related products ("Cigar Products") and desires to sell Cigar Products to PCI;

         WHEREAS, PCI is engaged as a wholesale distributor of premium cigars, humidors and other products to certain retail accounts worldwide and desires to secure a quality supply of Cigar Products; and

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PCI and Supplier agree as follows:

         1. Term. Subject to the terms set forth in Sections 10, 11, 12, 13 14, 17, and 18 herein, the term of this Agreement shall be for six (6) months from the date hereof and shall automatically be renewed annually for three (3) one year periods, unless thirty (30) days prior to the expiration of the applicable term one party notifies the other party in writing that it intends to terminate this Agreement.

         2. Purchase Requirements. PCI shall order from Supplier minimum orders totalling * Cigars per month calculated on a cumulative basis. If in any month the purchase orders by PCI exceeds * Cigars, such excess amount shall be applied to the minimum purchase requirements for the following month. Within ten (10) business days of PCI's receipt of any cigars delivered by Primadonna pursuant to a PCI purchase order, PCI may return any or all of such cigars becuase of damage or quality problems. PCI must notify Supplier as to nature of defect. Pursuant to the written instruction of PCI, Primadonna shall immediately replace such returned cigars. If damaged cigars are not replaced within 30 days Primadonna shall immediately refund all monies paid for said product. Primadonna shall invoice PCI in a form that clearly separates the cost of cigars from the cost of packaging, shipping and handling.

         3. Purchase Price; Adjustment of Price. During the term of this Agreement, PCI shall pay Supplier the price ("Purchase Price") for the Cigar Products as set forth on the schedule attached as Exhibit "A" hereto or according to such schedules which may be substituted from time to time by agreement of both parties in writing. Such prices are subject to factory increases in an amount not to exceed * per quarter, provided Supplier delivers to PCI invoices in a form acceptable to PCI which verifies such increases. As set forth in Section 17 below, Supplier shall at all times maintain the confidentiality of the Purchase Price paid by PCI and shall not disclose such prices to PCI's distributors or other third parties with which PCI does business.

         4. Payment Terms. All payments made hereunder shall be paid as follows:

            *

         5. Packaging. Supplier shall provide packaging for the Cigar Products, at Supplier's sole expense, which satisfies PCI requirements. Packaging to include application of bands provided by PCI, individual cellophane for each cigar and cellophane bundle wrap for all bundles. PCI retains all ownership and other rights to the packaging materials and any designs, logos or other intellectual property contained in such materials and Supplier shall not, by utilizing such materials or intellectual property gain any owneship or other rights to such materials or intellectual property.

         6. Delivery. Delivery will be made to PCI FOB Phoenix Sky Harbor International Airport after passing through United States Customs, or at such other destination which PCI may designate from time to time. Supplier shall fill all orders and deliver the Product by a reliable common carrier, at Supplier's sole expense, within twenty-one (21) calendar days from the receipt of PCI's orders and any packaging materials such as bands.

         7. Confirmation of Purchase Orders with Manufacturer(s); Verification of Payment. Supplier shall provide to PCI, within five (5) calendar days of Supplier's receipt of a purchase order from PCI, confirmation of the receipt by Supplier of order items and deposit amount by signing said purchase order "received by x on x date x amount. Supplier shall provide to PCI, within five days after PCI's payment of the full Purchase Price for any order, certification of payment of Supplier's manufacturer for all products and services provided or performed by such manufacturer in connection with PCI's purchase order. Supplier's sending PCI a statement detailing the items paid for and the date payment was made, will satisfy such certification. Statement will not disclose prices paid to manufacturer by Supplier. Information is confidential and proprietary to Supplier and PCI is not to use information directly or indirectly.

         8. Independent Contractor. This Agreement shall in no way be construed to constitute Supplier as an employee, agent, partner or joint venturer of PCI for any purpose whatsoever, Supplier being an independent contractor engaged by PCI to perform the services set forth herein. Except as specifically provided herein or in a power of attorney or similar written instrument specifically authorizing Supplier to act for or on behalf of PCI, Supplier shall have no authority to so act. Supplier shall take no action on behalf of PCI beyond the scope of the authority specifically conferred upon it by this Agreement.

         9. Risk of Loss; Insurance. The risk of loss during transit, delivery and storage of the Cigar Products shall be borne by Supplier. Supplier, at its expense, shall secure and maintain comprehensive general liability insurance equal to or in excess of PCI's Purchase Price for the Cigar Products shipped to PCI by Supplier during the period of shipment. PCI shall be named as an additional insured on all policies of insurance purchased by Supplier for such purposes.

         10. Termination Upon Notice. PCI shall have the absolute right to terminate this Agreement upon delivery of written notice to Supplier one hundred twenty (120) days prior to termination.

         11. Default by Supplier - Early Termination of This Agreement. Supplier shall be in default, and PCI shall have the right to terminate this Agreement, effective immediately upon delivery to Supplier of written notice of termination, in the event that one or more of the following events shall occur:

                  (a) Supplier makes an assignment for the benefit of creditors, or a receiver, trustee in bankruptcy, or similar officer is appointed to take charge of all or any part of Supplier's property or business;

                  (b) Supplier is adjudicated bankrupt; or

                  (c) Supplier neglects or fails to timely deliver any orders which PCI may make pursuant to the Agreement or to perform or observe any of its other covenants or obligations hereunder.

         12. Default by PCI - Early Termination of This Agreement. PCI shall be in default and Supplier shall have the right to terminate this Agreement if, after notice and expiration of the cure period as provided in Section 13 below, PCI has failed to pay Supplier any amounts owing pursuant to this Agreement.

         13. Opportunity to Cure Default. PCI shall have thirty (30) days from the date of notice of default to cure any condition creating a default. If the default pursuant to this section shall be a monetary default, then all sums due and payable as of the expiration of the cure period shall bear interest at the rate of eight percent (8.0%) per annum until paid.

         14. Indemnification. PCI shall not be liable for, and Supplier shall indemnify and hold PCI and its officers, directors, shareholders, employees, agents harmless from, any loss, damage, expense (including without limitation attorney fees and expenses) claimed to have resulted from the use, operation or performance of the Product or related in any way to its acquisition, manufacturing, shipment, transport or delivery, including, but not limited to, any violation of Section 15, regardless of the form of action. If any action is brought against PCI or its affiliates, subsidiaries, officers, directors or agents, as a result of the actions of Supplier or its affiliates, subsidiaries, officers, directors, or agents, including without limitation, claims for product liability or for any claim related to illness to any person, in connection with the Products created or prepared by Supplier or its affiliates or agents, PCI shall be entitled to select and retain its own counsel and defend against such claims or settle such claims as it shall, in its sole discretion determine, and if PCI is required to incur costs for legal fees or court costs or settlement as a result thereof, Supplier shall reimburse and indemnify PCI for all damages suffered or settlement paid by PCI, including the amount of any judgment, reasonable attorney fees and court costs.

         15. No Cuban Tobacco or Illegal Substances; Compliance with Customs Laws. Supplier specifically represents and warrants to PCI that no Cuban tobacco or any other component or product has been included in the Cigar Products. Supplier also represents and warrants that all U.S. customs and other laws have been complied with and that no illegal substances are present in, transported or delivered with the Cigar Products.

         16. Effect of Termination. Upon termination of this Agreement the parties agree as follows:

                  1. Supplier shall immediately cancel all manufacture of and purchase orders that Supplier has placed with manufacturers relating to the Cigar Products and all of Supplier's rights hereunder shall cease.

                  2. Notwithstanding anything contained herein to the contrary, PCI shall be allowed to maintain and/or order a quantity of the Cigar Products necessary to fulfill any outstanding orders it may have to its distributors, retailers or other third parties for the Cigar Products at the time of termination.

                  3. Supplier shall continue to be bound by Sections 14, 17 and 18 herein regarding Confidential Information.

                  4. Supplier agrees to promptly return to PCI all confidential information, as that term is defined in Section 17 herein, and all other documents and equipment pertaining to the business of PCI.
         Supplier also agrees that Supplier will not at any time use any information acquired by Supplier during the term of this Agreement in a manner contrary to the interest of PCI, nor will Supplier do any act or acts which may directly or indirectly induce any person to terminate or detrimentally modify his, her or its relationship with PCI.

         18. Covenant Not To Compete.

                  1. Interests to be Protected. The parties acknowledge that during the term of this Agreement, Supplier will perform essential services for PCI and for clients of PCI. Supplier will learn the identity of PCI's clients and may gain valuable insight as to the clients' operations, personnel and need for services. In addition, Supplier may be exposed to, have access to, and be required to work with, a considerable amount of

         PCI's confidential and proprietary information, including but not limited to: information concerning PCI's methods of operation, strategic planning, operational strategies, marketing plans and strategies, acquisition strategies, and customer lists. The parties also expressly acknowledge that Supplier provides a highly specialized service and replacing Supplier in this position would require PCI to incur substantial expense. The parties expressly recognize that should Supplier compete with PCI in any manner whatsoever, it could seriously impair the goodwill and diminish the value of PCI's business. The parties acknowledge that the covenant not to compete contained in this section has an extended duration; however, they agree that this covenant is reasonable and it is necessary for the protection of PCI, its shareholders and employees. For these and other reasons, and the fact that there are many other supplier opportunities available to the Supplier if this Agreement should terminate, the parties are in full and complete agreement that the following restrictive covenants are fair and reasonable and are freely, voluntarily and knowingly entered into. Further, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

                  2. Restrictions on Competition. Supplier agrees that it shall not during the term of this Agreement and for a period of one (1) year from the date of termination of this Agreement, directly or indirectly, either as partner, shareholder, joint venturer, consultant, member or otherwise, own any interest in, manage, control, or in any manner competes, directly with the business of PCI in any state of the United States or foreign country in which PCI is conducting business on the date of Supplier's termination. At any time and from time to time, each party agrees, at its expense, to take action and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Covenant.

                  3. Judicial Amendment. If the scope of any provision of this covenant not to compete is found by any Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. If any provision of this Agreement is found to be invalid or unenforceable for any reason, it shall not affect the validity of the remaining provisions of this Agreement.

                  4. Injunction; Remedies for Breach. Since a breach of the provisions of this section of this Agreement could not adequately be compensated by money damages, PCI shall be entitled, in addition to any other right or remedy available to it at law or equity, to an injunction restraining the breach or threatened breach and to specific performance of any provision of this section of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

         19. Protection of Supplier's Manufacturing Sources. PCI agrees that it shall not contract with any manufacturer which Supplier has disclosed to PCI in writing as a manufacturer of the Cigar Products, without the prior consent of Supplier.

         23. Amendment and Waivers. No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise provided.

         24. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not affect or impair the validity, legality or enforceability of the remaining provisions hereof and each provision is hereby declared to be separate, severable and distinct.

         25. Attorneys' Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover from the other party all costs and expenses of the action or suit, including attorneys' fees and costs.

         26. Execution and Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.

                            "PCI"
                            PREMIUM CIGARS INTERNATIONAL, LTD.

                            By:     Steven A. Lambrecht
                               --------------------------------
                            Its:    CEO
                               --------------------------------

                            "Supplier"
                            Primadonna Cigar Company
                            a(n) /s/ Mark N. Marcus Calif Corp.
                            -----------------------------------

                            By:    [printed]  Mark N. Marcus /s/ Mark N. Marcus
                               --------------------------------
                            Its:   President
                               --------------------------------

                                   EXHIBIT "A"

                        PRICE SCHEDULE FOR CIGAR PRODUCTS

    *

Size              Quantity Per Bundle                         PCI Cost
----              -------------------                         --------

*                 *                                  *
*                 *                                  *
*                 *                                  *
*                 *                                  *
*                 *                                  *
*                 *                                  *

                                   EXHIBIT "B"

                                PCI CUSTOMER LIST

1.       7 ELEVEN   U.S. & CANADA
2.       ARCO AM/PM
3.       TEXACO
4.       MOBIL
5.       CIRCLE K
6.       CHEVRON
7.       ASSOCIATED GROCERS
8.       SUPER VALU
9.       WAREMART
10.      EXPRESS STOPS
11.      JACK POT
12.      PETRO CANADA
13.      MACS
                                       10